UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Preliminary

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

SUPERDIRECTORIES, INC.

(Name of Registrant as Specified In Its Charter)

5337 Route 374

Merrill, NY 12955

(Address of principal executive offices)

Registrant’s telephone number, including area code: (518) 425-0320

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

1 ) Title of each class of securities to which transaction applies:

2 ) Aggregate number of securities to which transaction applies:

3 ) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $ .

Fee per Rule 0-11(a)(4): $ .

4 ) Proposed maximum aggregate value of transaction:

Total value of the transaction; $ .

5 ) Total fee paid:

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NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of Super Directories, Inc., a Wyoming corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

Reverse Split

On May 4, 2012, in an action without meeting of the Board of Directors taken pursuant to W.S. 17-16-1020, the Board of Directors of SuperDirectories, Inc. authorized a reverse split of all of the issued and outstanding shares of the Common Stock of the corporation, at a ratio of 1 new share for 2,500 old shares.

Also on May 4, 2012, the majority shareholders of the corporation consented to the reverse split as authorized by the Board.

In its recitals in approving the reverse split, the Board stated that it wished to avoid any excess inflation or deflation of the price of its shares of Common Stock. In approving the reverse split, the corporation also wished to increase the price per share of its stock (see below for further details on the effect of the reverse split on market price).

The effect of the reverse split was to reduce the number of shares held by each shareholder of Common Stock of the corporation by a factor of 2,500, except that any fractional shares will be rounded up to the next whole number of shares.

Cumulatively, the effect of the reverse was to reduce the total number of shares of Common Stock outstanding from 2,903,247,174 to approximately 1,161,450.

Correspondingly, this reduction in the total number of shares of Common Stock outstanding will increase the number of authorized but unissued shares of Common Stock from 46,976,752,826 to approximately 49,878,838,550, an increase of approximately 2,902,085,724 authorized but unissued shares.

No further shareholder approval would be required to issue these newly unissued shares.

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By virtue of this reverse split, there is a potential dilutive effect, because there are now additional authorized but unissued shares. And indeed, the Company does have plans to issue additional shares in the future, although the exact number of shares has not been determined. However, with additional share issuances, ownership of our Common Stock by existing non-affiliate shareholders could be reduced significantly, representing a significant dilution.

The increase in the number of authorized but unissued shares could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the corporation more difficult. For example, additional shares could be issued by the corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the corporation. However, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the corporation, and the reverse split was not commenced with the intent that it be utilized as a type of anti-takeover device.

The record date of the reverse split is tentatively scheduled for Friday, June 1, 2012, with the effective date Monday, June 4, 2012, subject to approval and publication by the Financial Regulatory Authority (FINRA).

Pursuant to market practice, the price per share of the corporation’s Common Stock, as traded under the OTC symbol SDIR, will increase by a factor of 2,500 automatically upon the effective date of the reverse split, so that the net value of each share will not immediately change as a result of the reverse split.

The corporation has never declared, paid, or been in arrears in paying, a dividend on any of its classes or series of stock, and does not anticipate doing so in the foreseeable future, nor has it declared, paid or been in default in paying, any principal or interest on any class or series of stock.

The following is a table showing each class or series of voting securities entitled to have consented to the reverse split, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled

Common Stock	2,903,247,174	2,903,247,174

Preferred Stock, Series A	1	12,100,188,696

Preferred Stock, Series B	12,180,000	121,800,000

Preferred Stock, Series C	0	0

Preferred Stock, Series S	0	0

	Total	15,125,235,870

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The following persons have been a director and/or officer of the corporation, or associate of such officer or director, since October 1, 2010, which is the beginning of the corporation’s last fiscal year before the reverse split:

Interest in
Name	Office Held	Super Directories

Luke LaLonde	sole officer and director	1 share Preferred Series A,
2,502,000,000 shares Common Stock
(as of May 4, 2012)

Shareholders’ Appraisal and Dissenters’ Rights

The shareholder appraisal and dissenter’s rights provisions of 17-16-1300 et seq. of the Wyoming Statutes are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Procedure for Exchange of Stock Certificates

Beginning as of the Effective Date, currently scheduled to be June 4, 2012, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

The corporation’s transfer agent, Transfer Online, Inc., has and will continue to act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of pre-reverse split shares held in physical certificate form, and not placed on account with a stockbroker, may surrender to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares following the Effective Date.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) to the corporation’s transfer agent, Transfer Online, Inc., 512 SE Salmon St., Portland, OR 97214-3444, PHONE:503.227.2950,

EMAIL:info@transferonline.com, WEB:www.transferonline.com.

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Shares of the corporation’s Common Stock which are held and on account with a stockbroker as of the Record Date, will be exchanged for post-reverse split shares automatically, with no action required from the holder.

Federal Income Tax Considerations

Neither the Company nor its stockholders should have recognized any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

Exhibits

•	Board Resolution for Reverse Split	Ex 99.1

•	Majority Shareholders Consent for Reverse Split	Ex 99.2

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 5337 Route 374, Merrill, NY 12955, (518) 425-0320

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Luke LaLonde

Luke LaLonde

President, Chief Executive Officer and sole Director

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